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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 23, 2004


                          ENCYSIVE PHARMACEUTICALS INC.
             (Exact name of registrant as specified in its charter)



        DELAWARE                     0-20117                          13-3532643
(State of Incorporation)     (Commission File Number)     (IRS Employer Identification No.)


                            6700 WEST LOOP, 4TH FLOOR
                              BELLAIRE, TEXAS 77401
              (Address of Registrant's principal executive offices)


                                 (713) 796-8822
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)

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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

         On June 23, 2004, Encysive Pharmaceuticals Inc. (the "Company") issued a press release announcing that J. Kevin Buchi, age 49, has been elected to the Company's Board of Directors and appointed to serve on the Audit Committee. His appointment brings to 11 the number of directors. Mr. Buchi has served as Senior Vice President, Finance and Chief Financial Officer of Cephalon, Inc. since April 1996, and previously held several financial positions with Cephalon, including Controller, since joining the company in March 1991. Cephalon, a Nasdaq-traded company, discovers, develops and markets innovative products to treat neurological and sleep disorders, cancer and pain. He previously worked at
E. I. duPont de Nemours and Company, as a senior auditor at PricewaterhouseCoopers and as a production chemist at Eastman Kodak Co. Mr. Buchi is also a director of Lorus Therapeutics, a for-profit biotechnology company. He is a graduate of Cornell University with a BA in Chemistry and a minor in Economics, and holds an MBA from Kellogg Graduate School of Management at Northwestern University. Mr. Buchi is also a Certified Public Accountant.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c) Exhibits.

             99.1 Press Release.




                            [SIGNATURE PAGE FOLLOWS]

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  Encysive Pharmaceuticals Inc.

                                  By: /s/ Stephen L. Mueller
                                      ------------------------------------------
                                      Stephen L. Mueller
                                      Vice-President, Finance and Administration
Date: June 23, 2004                   Secretary and Treasurer

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                                INDEX TO EXHIBITS


EXHIBIT NO.        DESCRIPTION
-----------        -----------
   99.1            Press Release